Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 1st Quarter 2012

NEW YORK--(BUSINESS WIRE)--May 2, 2012--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended March 31, 2012 of $901.8 million or $0.92 per average common share as compared to GAAP net income of $699.9 million or $0.92 per average common share for the quarter ended March 31, 2011, and GAAP net income of $445.6 million or $0.46 per average common share for the quarter ended December 31, 2011.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, net income for the quarter ended March 31, 2012, was $529.3 million or $0.54 per average common share as compared to $530.6 million or $0.70 per average common share for the quarter ended March 31, 2011, and $525.3 million or $0.54 per average common share for the quarter ended December 31, 2011.

During the quarter ended March 31, 2012, the Company disposed of $5.3 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $80.3 million. During the quarter ended March 31, 2011, the Company disposed of $4.2 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $27.2 million. During the quarter ended December 31, 2011, the Company disposed of $10.3 billion of Agency mortgage-backed securities and debentures, resulting in a realized gain of $80.7 million.

Common dividends declared for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011 were $0.55, $0.62, and $0.57 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2012, based on the March 31, 2012, closing price of $15.82, was 13.91%, as compared to 14.21% for the quarter ended March 31, 2011, and 14.29% for the quarter ended December 31, 2011.

On a GAAP basis, the Company provided an annualized return on average equity for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011, of 22.73%, 24.56% and 11.23%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities, the Company provided an annualized return on average equity for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011, of 13.34%, 18.62% and 13.24%, respectively.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results: “Risks continue to evolve in the market, with an emphasis on sovereign weakness, slow economic growth, central bank activism and the implications of proposed regulatory reforms. Against this background of potential challenges to global financial stability, we continue to see the benefits of being conservative in our business. It enables us to maneuver through these markets to deliver attractive risk-adjusted returns to shareholders, protect our portfolio and maintain our flexibility to take advantage of investment opportunities as they arise.”

For the quarter ended March 31, 2012, the annualized yield on average interest-earning assets was 3.23% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.52%, which resulted in an average interest rate spread of 1.71%. This was a 46 basis point decrease from the 2.17% annualized interest rate spread for the quarter ended March 31, 2011, and equal to the 1.71% average interest rate spread for the quarter ended December 31, 2011. At March 31, 2012, the weighted average yield on investment securities was 3.21% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.51%, which resulted in an interest rate spread of 1.70%. Beginning with the quarter ended June 30, 2011, net interest payments on interest rate swaps, reflected in the consolidated statements of operations and comprehensive income (loss) as realized gains (losses) on interest rate swaps, are included in the summary table presentation of cost of funds and interest rate spread. This change does not affect GAAP or taxable net income, shareholders’ equity, cash flows or earnings per share. Leverage at March 31, 2012, March 31, 2011, and December 31, 2011 was 5.8:1, 6.3:1 and 5.4:1, respectively.

Fixed-rate mortgage-backed securities and Agency debentures comprised 91% of the Company’s portfolio at March 31, 2012. The balance of the mortgage-backed securities and Agency debentures was comprised of 8% adjustable-rate mortgage-backed securities and Agency debentures and 1% LIBOR floating-rate collateralized mortgage obligations. At March 31, 2012, the Company had entered into interest rate swaps with a notional amount of $42.1 billion, or 40% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of operations. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of March 31, 2012, the swap portfolio had a weighted average pay rate of 2.42% and a weighted average receive rate of 0.31%. As of March 31, 2012, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

“We continue to generate attractive returns while maintaining our risk in a range we believe to be prudent in current market conditions,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Although prepayment speeds remained muted relative to the level of interest rates and the efforts of government-mandated refinancing programs, we are closely monitoring activity and believe our portfolio is prepared for a range of outcomes. After taking into account the effect of interest rate swaps, our portfolio of mortgage-backed securities and Agency debentures was comprised of 41% floating-rate, 8% adjustable-rate and 51% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	March 31, 2012	March 31, 2011	December 31, 2011
Leverage at period-end	5.8:1	6.3:1	5.4:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	91%	88%	90%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	8%	11%	9%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	1%	1%	1%
Notional amount of interest rate swaps as a percentage of Investment securities	40%	37%	41%
Annualized yield on average interest-earning assets during the quarter	3.23%	3.79%	3.31%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.52%	1.62%	1.60%
Annualized interest rate spread during the quarter	1.71%	2.17%	1.71%
Weighted average yield on investment securities at period-end	3.21%	3.89%	3.22%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.51%	1.65%	1.60%
Interest rate spread at period-end	1.70%	2.24%	1.62%
Weighted average receive rate on interest rate swaps at period-end	0.31%	0.28%	0.33%
Weighted average pay rate on interest rate swaps at period-end	2.42%	2.92%	2.55%

The Constant Prepayment Rate for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011 was 19%, 17% and 22%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at March 31, 2012, March 31, 2011 and December 31, 2011 was 102.9%, 102.1% and 102.7%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011 was $280.3 million, $174.7 million, and $292.1 million, respectively. The total net premium and discount balance at March 31, 2012, March 31, 2011, and December 31, 2011, was $3.8 billion, $2.9 billion, and $3.3 billion, respectively.

General and administrative expenses as a percentage of average assets was 0.24%, 0.23% and 0.23% for the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011, respectively. At March 31, 2012, March 31, 2011, and December 31, 2011, the Company had a common stock book value per share of $16.18, $15.76 and $16.06, respectively.

At March 31, 2012, March 31, 2011, and December 31, 2011, the Company’s wholly-owned registered investment advisors had under management approximately $12.4 billion, $12.5 billion and $12.2 billion in net assets, respectively, and $20.0 billion, $22.5 billion and $19.9 billion in gross assets, respectively. For the quarters ended March 31, 2012, March 31, 2011, and December 31, 2011, investment advisory and other fee income was $20.8 million, $17.2 million and $20.5 million, respectively.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2012 first quarter earnings conference call on Thursday May 3, 2012 at 9:00 a.m. EDT. The number to call is 877-883-0383 for domestic calls and 412-902-6506 for international calls. The conference passcode is 0167750. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10013349. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	March 31, 2012 (Unaudited)	December 31, 2011(1)	September 30, 2011 (Unaudited)	June 30, 2011 (Unaudited)	March 31, 2011 (Unaudited)
ASSETS

Cash and cash equivalents	$932,761	$994,198	$3,473,866	$401,844	$357,012
Reverse repurchase agreements	2,540,601	860,866	360,315	593,865	1,348,069
Investments, at fair value:
U.S. Treasury securities	2,622,714	928,547	172,892	748,118	1,088,657
Securities borrowed	1,122,453	928,732	1,052,810	519,929	368,714
Agency mortgage-backed securities	110,291,712	104,251,055	106,588,710	96,773,448	93,644,409
Agency debentures	1,499,127	889,580	824,092	703,093	414,660
Investments in affiliates	225,818	211,970	209,374	261,659	303,713
Equity securities	4,470	3,891	3,929	-	-
Corporate debt, held for investment	50,806	52,073	27,988	27,982	21,224
Receivable for investments sold	454,278	-	402,817	40,751	320,465
Accrued interest and dividends receivable	418,489	409,023	410,862	386,160	391,356
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	19,608	19,550	19,656	19,666	16,631
Intangible for customer relationships, net	10,281	10,807	11,531	12,141	8,990
Goodwill	55,417	42,030	42,030	42,030	42,030
Interest rate swaps, at fair value	-	-	-	-	8,879
Other derivative contracts, at fair value	321	113	1,450	767	1,539
Other assets	29,412	24,295	26,112	22,282	87,988

Total assets	$120,281,540	$109,630,002	$113,631,706	$100,557,007	$98,427,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$2,577,905	$826,912	$549,505	$491,740	$788,898
Repurchase agreements	91,720,865	84,097,885	86,495,905	78,447,165	79,983,914
Securities loaned, at fair value	876,849	804,901	907,061	447,330	359,852
Payable for investments purchased	5,708,412	4,315,796	5,852,986	4,824,618	2,476,409
Payable for investments purchased with affiliate	-	-	-	-	57,500
Convertible Senior Notes	524,420	539,913	557,045	600,000	600,000
Accrued interest payable	129,108	138,965	128,371	122,753	113,101
Dividends payable	534,401	552,806	581,752	539,970	498,697
Interest rate swaps, at fair value	2,211,048	2,552,687	2,540,558	1,035,215	577,150
Accounts payable and other liabilities	57,927	7,223	74,837	78,895	79,087

Total liabilities	104,340,935	93,837,088	97,688,020	86,587,686	85,534,608

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 0, 1,331,849, 1,389,249, 1,649,047 and 1,650,047 shares issued and outstanding, respectively	-	32,272	33,664	39,959	39,983

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 1,987,987,500 authorized, 974,325,338, 970,161,647, 969,913,060, 831,047,443 and 804,350,532 issued and outstanding, respectively	9,743	9,702	9,699	8,310	8,044
Additional paid-in capital	15,127,882	15,068,870	15,042,361	12,579,012	12,119,817
Accumulated other comprehensive income	2,766,430	3,008,988	3,073,488	2,049,831	1,009,528
Accumulated deficit	(2,140,538)	(2,504,006)	(2,392,614)	(884,879)	(461,460)

Total stockholders’ equity	15,940,605	15,760,642	15,910,022	13,929,362	12,853,017
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$120,281,540	$109,630,002	$113,631,706	$100,557,007	$98,427,608
(1) Derived from the audited consolidated financial statements at December 31, 2011.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Interest income:
Investments	$850,959	$844,874	$926,558	$948,703	$837,880
U.S. Treasury Securities	1,418	1,082	2,302	6,497	4,825
Securities loaned	2,518	1,744	1,942	1,868	1,343
Total interest income	854,895	847,700	930,802	957,068	844,048

Interest expense:
Repurchase agreements	113,914	114,989	109,014	100,164	102,602
Convertible Senior Notes	14,727	12,552	8,798	6,900	6,767
U.S. Treasury Securities sold, not yet purchased	2,644	1,214	2,109	4,772	4,986
Securities borrowed	2,060	1,378	1,496	1,484	1,101
Total interest expense	133,345	130,133	121,417	113,320	115,456

Net interest income	721,550	717,567	809,385	843,748	728,592

Other income (loss):
Investment advisory and other fee income	20,766	20,460	20,828	20,710	17,207
Net gains (losses) on sales of Agency mortgage-backed securities and debentures	80,299	80,657	91,668	7,336	27,185
Dividend income from affiliates	7,521	8,283	8,706	8,230	6,297
Net gains (losses) on trading assets	5,256	6,356	1,942	(5,712)	18,812
Net unrealized gains (losses) on interest-only Agency mortgage-backed securities	30,877	(67,612)	(39,321)	276	-
Income (expense) from underwriting	(8)	19	2,772	(77)	2,904
Subtotal	144,711	48,163	86,595	30,763	72,405
Realized gains (losses) on interest rate swaps(1)	(219,340)	(227,638)	(231,849)	(216,760)	(206,148)
Realized gain (loss) on termination of interest rate swaps	(2,385)	-	-	-	-
Unrealized gains (losses) on interest rate swaps	341,639	(12,139)	(1,505,333)	(466,943)	169,308
Subtotal	119,914	(239,777)	(1,737,182)	(683,703)	(36,840)
Total other income (loss)	264,625	(191,614)	(1,650,587)	(652,940)	35,565

Expenses:
Compensation expense	59,014	54,340	57,629	49,752	44,530
Other general and administrative expenses	8,893	8,754	7,565	7,477	7,297
Total general and administrative expenses	67,907	63,094	65,194	57,229	51,827

Income before income taxes and income from equity method investment in affiliate	918,268	462,859	(906,396)	133,579	712,330

Income taxes	(16,462)	(17,297)	(15,417)	(12,762)	(13,575)

Income (loss) from equity method investment in affiliate	-	-	-	-	1,140

Net income (loss)	901,806	445,562	(921,813)	120,817	699,895

Dividends on preferred stock	3,938	4,148	4,172	4,267	4,267

Net income (loss) available (related) to common shareholders	$897,868	$441,414	($925,985)	$116,550	$695,628

Net income (loss) per share available (related) to common shareholders:
Basic	$0.92	$0.46	($0.98)	$0.14	$0.92
Diluted	$0.89	$0.44	($0.98)	$0.14	$0.89

Weighted average number of common shares outstanding:
Basic	971,727,701	970,056,491	948,545,975	822,623,370	752,413,605
Diluted	1,010,588,609	1,011,495,682	948,545,975	827,754,731	790,993,841

Net income (loss)	$901,806	$445,562	($921,813)	$120,817	$699,895
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(162,259)	16,157	1,115,325	1,047,639	(142,227)
Unrealized losses on interest rate swaps	-	-	-	-	14,298
Reclassification adjustment for net (gains) losses included in net income (loss)	(80,299)	(80,657)	(91,668)	(7,336)	(27,185)
Other comprehensive income (loss)	(242,558)	(64,500)	1,023,657	1,040,303	(155,114)
Comprehensive income (loss)	$659,248	$381,062	$101,844	$1,161,120	$544,781

(1) Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Operations and Comprehensive Income (Loss).

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com